Exhibit 99.1

FOR:	NATHAN'S FAMOUS, INC.

COMPANY	Ronald G. DeVos, Vice President - Finance and CFO
CONTACT:	(516) 338-8500 ext. 229

FOR IMMEDIATE RELEASE

NATHAN'S FAMOUS, INC.
REPORTS YEAR END RESULTS
AND ADOPTION OF REPLACEMENT RIGHTS PLAN

WESTBURY, N.Y., June 6, 2008 — Nathan's Famous, Inc. (NASDAQ:NATH) today reported results for its fiscal year ended March 30, 2008.

For the fifty-three weeks ended March 30, 2008, income from continuing operations increased by 11.7% to $4,849,000, or $0.75 per share as compared to $4,341,000 or $0.68 per share for the fifty-two weeks ended March 25, 2007. Total revenue from continuing operations increased by 10.3% to $47,395,000 for the fifty-three weeks ended March 30, 2008 as compared to $42,969,000 during fifty-two weeks ended March 25, 2007.

These results represent Nathan’s fifth consecutive year of increased revenues and profits from continuing operations.

Net income for the fifty-three weeks ended March 30, 2008 increased by 18.3% to $6,555,000 or $1.01 per share as compared to $5,543,000 or $0.87 per share for the fifty-two weeks ended March 25, 2007.

During the current fiscal year, Nathan’s realized gains from the sale of certain leasehold interests in Florida and from the sale of its formerly wholly-owned subsidiary, Miami Subs Corporation. These gains amounted to $2,489,000 before tax and $1,576,000 after tax or $0.24 per share. During the fifty-two weeks ended March 25, 2007, Nathan’s realized a one-time gain relating to the sale of a leasehold interest in the amount of $400,000 before tax and $239,000 after tax or $0.04 per share.

For the fourteen weeks ended March 30, 2008, income from continuing operations was $774,000, or $.12 per share as compared to $824,000 or $0.13 per share for the thirteen weeks ended March 25, 2007. Total revenue from continuing operations increased by 14.6% to $10,274,000, as compared to $8,962,000 during the thirteen weeks ended March 25, 2007.

Net income for the fourteen weeks ended March 30, 2008 was $752,000 or $0.12 per share, as compared to $1,242,000 or $0.19 per share for the thirteen weeks ended March 25, 2007. Discontinued operations for the thirteen weeks ended March 25, 2007 was $418,000 or $0.06 per share.

NATHAN’S REPORTS/2

In addition, Nathan’s Board of Directors has approved the amendment of Nathan’s existing shareholder rights plan to accelerate the final expiration date of the common stock purchase rights to June 4, 2008, thereby terminating the existing rights, as well as the adoption of a new stockholder rights plan (the “New Rights Plan”) under which all stockholders of record as of June 5, 2008 will receive rights to purchase shares of common stock (the “Rights”). The New Rights Plan will replace and update the Company’s existing rights plan, which was in place since 1995, and which was previously scheduled to expire on June 19, 2010.

The Rights will be distributed as a dividend. Initially, the Rights will attach to, and trade with, the Company’s common stock. Subject to the terms, conditions and limitations of the New Rights Plan, the Rights will become exercisable if (among other things) a person or group acquires 15% or more of the Company’s common stock. Upon such an event and payment of the purchase price, each Right (except those held by the acquiring person or group) will entitle the holder to acquire shares of the Company’s common stock (or the economic equivalent thereof) having a value equal to the purchase price. The Company’s board of directors may redeem the Rights prior to the time they are triggered.

In the event of an unsolicited attempt to acquire the Company, the New Rights Plan is intended to facilitate the full realization of stockholder value in the Company and the fair and equal treatment of all Company stockholders. The New Rights Plan will not prevent a takeover attempt. Rather, it is intended to guard against abusive takeover tactics and encourage anyone seeking to acquire the Company to negotiate with the board of directors. The Company did not adopt the Rights Plan in response to any particular proposal.

The New Rights Plan will be outlined in greater detail in a summary that will be mailed to stockholders as of the record date. In addition, the Company will file a copy of the New Rights Plan with the Securities and Exchange Commission as an exhibit to the Company’s Current Report on Form 8-K.

NATHAN’S REPORTS/3

The Company also reported the following:

•
Revenues and operating profits from Nathan’s company-owned restaurants, restaurant franchising, retail licensing and sales to our television marketer increased by $2,018,000 or 8.6% and $1,357,000 or 12.5%, respectively, for the fifty-three weeks ended March 30, 2008 as compared to the fifty-two weeks ended March 25, 2007.

•
The Branded Product Program, featuring the sale of Nathan’s hot dogs to the foodservice industry, has continued to grow over the prior year. Sales increased by 10.0% to $20,647,000 for the fifty-three weeks ended March 30, 2008 as compared to sales of $18,774,000 for the fifty-two weeks ended March 25, 2007.

•
Nathan’s created a new Limited-menu “Frank & Fry” franchise program to enable qualified foodservice operators the ability to offer Nathan’s hot dogs, crinkle cut French fries and a number of other Nathan’s proprietary menu items. Nathan’s opened 28 of these units during the fiscal year.

•	The Board of Directors authorized management to enter into a 10b5-1 trading plan to purchase shares of its common stock in order to effect Nathan’s previously-announced stock buy-back program.

About Nathan’s Famous

Nathan’s products are currently distributed in 50 states, the District of Columbia and four foreign countries through its restaurant system, Branded Product Program and retail licensing activities. The Nathan’s restaurant system currently consists of 234 units, comprised of 228 franchised or licensed units and six company-owned units (including one seasonal unit). For additional information about Nathan’s please visit our website at www.nathansfamous.com.

Except for historical information contained in this news release, the matters discussed are forward looking statements that involve risks and uncertainties. Words such as “anticipate”, “believe”, “estimate”, “expect”, “intend”, and similar expressions identify forward-looking statements, which are based on the current belief of the Company’s management, as well as assumptions made by and information currently available to the Company’s management. Among the factors that could cause actual results to differ materially are the following: the effect of business and economic conditions; the impact of competitive products and pricing; the ability to obtain an adequate supply of beef and other food products at competitive prices; capacity; the regulatory and trade environment; and the risk factors reported from time to time in the Company’s SEC reports. The Company does not undertake any obligation to update such forward-looking statements.

NATHAN’S REPORTS/4

Nathan's Famous, Inc.
Financial Highlights

	Fourteen weeks ended	Thirteen weeks ended
	(unaudited)

	Mar. 30, 2008	Mar. 25, 2007

Total revenues from continuing operations	$10,274,000	$8,962,000

Income from continuing operations	774,000	824,000

(Loss) income from discontinued operations	(22,000)	418,000

Net income	$752,000	$1,242,000

Basic income per share
Income from continuing operations	$0.12	$0.14
(Loss) income from discontinued operations	(0.00)	0.07
Net income	$0.12	$0.21

Diluted income per share
Income from continuing operations	$0.12	$0.13
(Loss) income from discontinued operations	(0.00)	0.06
Net income	$0.12	$0.19

Weighted-average shares used in computing income per share
Basic	6,109,000	5,945,000
Diluted	6,457,000	6,430,000

NATHAN’S REPORTS/5

Nathan's Famous, Inc.
Financial Highlights

	Fifty-three weeks ended	Fifty-two weeks ended
	(unaudited)

	Mar. 30, 2008	Mar. 25, 2007

Total revenues from continuing operations	$47,395,000	$42,969,000

Income from continuing operations	4,849,000	4,341,000

Income from discontinued operations	1,706,000	1,202,000

Net income	$6,555,000	$5,543,000

Basic income per share
Income from continuing operations	$0.80	$0.74
Income from discontinued operations	0.28	0.21
Net income	$1.08	$0.95

Diluted income per share
Income from continuing operations	$0.75	$0.68
Income from discontinued operations	0.26	0.19
Net income	$1.01	$0.87

Weighted-average shares used in computing income per share
Basic	6,085,000	5,836,000
Diluted	6,502,000	6,341,000